Exhibit 16.1

Crowe Horwath LLP Independent Member Crowe Horwath International

April 6, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of the Form 8-K filed by the Company and dated April 6, 2018, and we agree with such statements about us in the second and third paragraphs.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Sacramento, California

Cc:	Mr. Donald J. Amaral

Audit and Risk Committee Chairman

TriCo Bancshares

63 Constitution Drive

Chico, California 95973